Exhibit 99.1

Wynn Resorts Announces Revised Wynn Palace Opening Date

LAS VEGAS – November 18, 2015 – Wynn Resorts, Limited (NASDAQ: WYNN) announced it was notified today by its general contractor, Leighton Holdings Limited, that the Wynn Palace project in the Cotai area of Macau will not be ready to open by the projected early completion date of March 25, 2016. The revised opening date for the project is currently June 25, 2016.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

SOURCE:
Wynn Resorts, Limited

CONTACT:
Mark Strawn, Vice President, Investor Relations
702-770-7555
investorrelations@wynnresorts.com

Michael Weaver, Senior Vice President, Marketing
702-770-7501